SECOND AMENDMENT TO
                         AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP
                                       OF
                         STORAGE TRUST PROPERTIES, L.P.


         The undersigned, being the sole general partner of Storage Trust Properties, L.P. (the "Partnership"), and having received the consent of limited partners holding at least a majority of the Percentage Interests of the Limited Partners of the Partnership, does hereby amend the Amended and Restated Agreement of Limited Partnership, dated as of November 16, 1994, as previously amended (the "Agreement"), in accordance with Section 14.1(a) thereof, as follows:

         1. The following definitions in ARTICLE I are amended to read as follows:

                            "COMMON  SHARES"  means the shares of common  stock,
                  $.10 par value per share, of the General Partner. If, pursuant to the authority granted in SECTION 11.2(b), all or any portion of the General Partnership Interest is transferred to an entity that is, directly or indirectly, wholly-owned by the General Partner, references in this Agreement to Common Shares shall be to the shares of common equity of the ultimate controlling parent entity of the General Partner.

                            "GENERAL  PARTNER"  means  Public  Storage,  Inc., a
                  California corporation, or its successors or assigns as a general partner of the Partnership, except to the extent that a reference to the General Partner, by its context, indicates a reference to Storage Trust Realty, a Maryland real estate investment trust, as the original general partner of the Partnership, such as in the definitions of "Effective Date" and "Representative". If, pursuant to the authority granted in
                  SECTION 11.2(b), all or any portion of the General Partnership Interest is transferred to an entity that is, directly or indirectly, wholly-owned by the General Partner, references in this Agreement to the General Partner shall be deemed, if the context is appropriate, to be references to either the ultimate controlling parent entity of the General Partner, the entity actually owning the General Partnership Interest, or both.

                            "REDEMPTION  AMOUNT"  means  an  amount  of cash per
                  Partnership Unit equal to the Value on the Valuation Date of the Common Shares that the Partner being redeemed would have been entitled to receive under SECTION 4.2(e). The Redemption Amount shall be increased by the amount, if any, of the then unpaid balance in the Unpaid Distribution Account maintained for the Partnership Units that are purchased by the General Partner pursuant to SECTION 8.6.

                            "UNIT   ADJUSTMENT   FACTOR"  means  initially  1.0;
                  PROVIDED that in the event that Public Storage (a) declares or pays a dividend on its outstanding Common Shares in Common Shares or makes a distribution to all holders of its outstanding Common Shares in Common Shares, (b) subdivides its outstanding Common Shares, or (c) combines its outstanding Common Shares into a smaller number of Common Shares, the Unit Adjustment Factor shall be adjusted to become a fraction, the numerator of which shall be the number of Common Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Unit Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; PROVIDED FURTHER, that immediately subsequent to any Transaction either under which Public Storage (or, if the Unit Adjustment Factor has previously been adjusted under this proviso, the applicable successor) is not the surviving party

                                Exhibit - 10.25
                  or in which Public Storage survives but becomes the subsidiary of another Person, the Unit Adjustment Factor shall be adjusted by multiplying it by the number of Shares of the successor to which the holders of Shares of Public Storage (or, if applicable, Shares of the successor) are entitled to receive for each such Share in connection with such Transaction; provided further, that immediately following the merger of Storage Trust Realty, a Maryland real estate investment trust, with or into Public Storage, or a subsidiary of Public Storage, pursuant to that certain Agreement and Plan of Merger dated November 12, 1998, by and among Storage Trust Realty, Public Storage and Newco Merger Subsidiary, as it may have been amended from time to time, the Unit Adjustment Factor shall be adjusted to become 0.86.

         2.       The following definition in ARTICLE I is deleted:

                   "DECLARATION OF TRUST"

         3. The following definitions are added in their appropriate alphabetical order to ARTICLE I:

                            "ARTICLES"  mean  Public  Storage,  Inc.'s  Restated
                  Articles of Incorporation filed with the California Secretary of State on August 1, 1989, as amended from time to time.

                            "UNPAID  DISTRIBUTION   ACCOUNT"  means  an  account
                  maintained with respect to each Limited Partnership Unit to which shall be credited on a quarterly basis, but only to the extent not distributed currently in accordance with clause
                  (ii) of SECTION 5.1 hereof, an amount per Limited Partnership Unit equal to the dividend per Share paid by the General Partner for such quarter, and from which shall be debited the amount of any distributions of Available Cash with respect to such Unpaid Distribution Account pursuant to clause (i) of
                  SECTION 5.1.

         4. Each reference to "Declaration of Trust" in the Partnership Agreement is amended to refer to "Articles".

         5.       SECTION 4.1(b)(2) is deleted in its entirety.

         6.       SECTION  4.1(b)(1) is amended to delete the two  references to
                  Section  4.1(b)(2) in line 2 and line 10 and to renumber it as
                  Section 4.1(b).

         7.       SECTION 4.2(b) is deleted in its entirety.

         8.       SECTION 4.2(c) is restated in its entirety as follows:

                           (c) ISSUANCE OF ADDITIONAL COMMON SHARES. The General
                  Partner is explicitly authorized to issue additional Common Shares or preferred Shares of Beneficial Interest of the General Partner, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares ("NEW SECURITIES") and in connection therewith (i) the General Partner may, but shall not be obligated to, cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and (ii) in such event, the General Partner shall contribute the net proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership. In connection with the issuance of Partnership interests which are substantially similar to New Securities, the General Partner is authorized to modify or amend the distributions or allocations hereunder solely to the extent necessary to give effect to the designations, preferences and other rights pertaining to such Partnership Interests.

                                Exhibit - 10.25

         9.       SECTION 4.2(d)(1) is deleted in its entirety.

         10. SECTION 4.2(e) is amended by adding a new SECTION 4.2(e)(3) which reads in its entirety as follows:

                           (3) On the date of any  exchange  pursuant to SECTION
                  4.2(e)(1), the General Partner shall pay to any Converting Partner the then unreturned balances in the Unpaid Distribution Accounts maintained for the Partnership Units that are the subject of the Notice of Conversion and are exchanged pursuant to that provision.

         11. SECTION 4.4(d)(2) is amended to correct an error in the 13th line which reads "clauses (a) and (b) above", to read "clauses
                  (i) and (ii) above".

         12.      SECTION 5.1 is amended to read in its entirety as follows:

                           Section 5.1 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS. Subject to SECTIONS 5.2 and 5.3 hereof, the General Partner shall distribute quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter in the following order of priority and to the extent of such Available Cash: (i) first, to each Limited Partner to the extent of and in proportion to the then unreturned balance of the Unpaid Distribution Account maintained with respect to each Partnership Unit held by such Limited Partner, (ii) second, to each Limited Partner to the extent of and in proportion to an amount per Partnership Unit held by such Limited Partner equal to the dividend per Common Share paid by the General Partner for such quarter and (iii) third, the balance, if any, of the Available Cash for such quarter shall be distributed to the General Partner in respect of its Partnership Units. No distribution shall be made for any distribution period in respect of Partnership Units held by the General Partner unless all distributions due the Limited Partners in accordance with clauses (i) and (ii) of this
                  SECTION 5.1 shall have been paid for all prior periods. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Available Cash with respect to a Unit if such Partner is entitled to receive a dividend for such quarter with respect to a Common Share for which such Unit has been redeemed or exchanged (it being understood that such Partner will in any event be entitled to receive the full amount payable in respect of such Units and/or Common Shares for such period).

         13.      SECTION 6.1(a) is amended to read in its entirety as follows:

                           (a) NET INCOME.  After  giving  effect to the special
                  allocations set forth in SECTION 6.2 below, Net Income shall be allocated (i) first, to the General Partner to the extent that, on a cumulative basis, Net Losses previously allocated to the General Partner pursuant to the last sentence of
                  Section 6.1(b) exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of SECTION 6.1(a),
                  (ii) second, to the Partners to the extent and in the reverse order and in the same proportion that, on a cumulative basis, Net Losses previously allocated to the Partners pursuant to the first sentence of SECTION 6.1(b) exceed Net Income previously allocated to the Partners pursuant to this clause
                  (ii) of SECTION 6.1(a), (iii) third, to each Limited Partner until each Limited Partner has been allocated, on a cumulative basis, Net Income equal to the sum of the distributions paid to such Limited Partner and the unreturned balances in the Unpaid Distribution Accounts maintained with respect to the Partnership Units held by such Limited Partner, and (iv) thereafter, to the General Partner.

                                Exhibit - 10.25

         14. SECTION 7.1(a)(3) is amended to include the following clause at its conclusion:

                  , which powers shall include, without limitation, the power to pledge any or all of the assets of the Partnership to secure a loan or other financing to the General Partner or Public
                  Storage (the proceeds of which are not required to be contributed or loaned to this Partnership), provided, however, that in the event of any such pledge the General Partner shall indemnify the Limited Partners to the extent any foreclosure on such pledge results in a loss in the value of the Limited Partnership Interests and shall indemnify the Partnership and the Limited Partners to the extent that any such pledge (or foreclosure thereon) results in a decrease in Available Cash for distribution pursuant to Article V hereof;

         15.      SECTION 7.5 is amended to read in its entirety as follows:

                           Section 7.5 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER. The General Partner may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, investment, brokerage and development of real property of any kind whatsoever (including self-storage facilities), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

         16.      SECTION 11.2(b) is amended to read in its entirety as follows:

                           (b) TRANSFER TO  WHOLLY-OWNED  ENTITIES.  The General
                  Partner  may  transfer  all or  any  portion  of  its  General
                  Partnership Interests to an entity that is, directly or indirectly, wholly-owned by the General Partner, and such entity may be substituted as General Partner, so long as such transfer does not adversely alter the rights of a Partner to receive distributions pursuant to Article V or the allocations specified in ARTICLE VI (except as permitted pursuant to SECTION 4.2 and SECTION 14.1(b)(3) hereof) or alter or modify the Conversion Right or the Redemption Amount as set forth in SECTIONS 4.2(e) and 8.6, and related definitions hereof.

         Except as otherwise specifically modified hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned, being the general partner of the Partnership has executed this Amendment as of the 12th day of March, 1999.




                                                     STORAGE TRUST REALTY


                                                     By: /s/ Stephen M. Dulle
                                                         -----------------------
                                                         Stephen M. Dulle
                                                         Chief Financial Officer

                                Exhibit - 10.25